Exhibit 10.9

AMENDMENT
TO THE
STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO THE PURCHASE AGREEMENT is made and entered into as of October 19, 2009 (this “Amendment”) among PASHMINADEPOT.COM, INC., a Florida corporation (“Purchaser”), SWISSINSO SA, a Swiss corporation with registered office in Lausanne, Switzerland (the “Company), MICHAEL GRUERING (“Gruering”), YVES DUCOMMUN (“Ducommun”) and JEAN-BERNARD WURM, MUTTIAH YOGANANTHAN, MANUEL DE SOUZA, ANTOINE EIGENMANN, ERGOMA SA, SICG S.A. and ALBERT KRAUER (together with Gruering and Ducommun, the “Sellers”).

W I T N E S S E T H

WHEREAS, on September 10, 2009, the parties entered into a Purchase Agreement (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement) whereby the Purchaser would purchase all of the shares of the Company in exchange for the issuance of 50,000,000 shares of common stock of Purchaser; and

WHEREAS, the Purchaser and Sellers, having subsequently finished their due diligence reviews with respect to the transactions contemplated by the Agreement, desire to amend certain provisions of the Agreement on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           Shareholder Loan.   Section 7.12 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.12    Shareholder Loan. The Purchaser acknowledges that Gruering has advanced loans to the Company as a shareholder loan. Such shareholder loan shall be converted into 1,097,145 shares of Common Stock of the Purchaser as of the Closing Date. Said shareholder shall execute a release to the Company in the form attached hereto as Exhibit A.”

2.           Reference.  On and after the date hereof, each reference in the Agreement to “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall automatically be deemed to include a reference to this Amendment.

3.           Counterparts.    This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
4.           Captions.   The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5.           Binding Effect.   This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

6.           Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of Switzerland, without giving effect to principles of conflicts of law.

7.  Jurisdiction.  The parties hereby irrevocably consent to the in personam jurisdiction of the competent courts in Lausanne, Switzerland, in connection with any action or proceeding arising out of or relating to this Amendment or the transactions and the relationships established thereunder.  The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts. If any party shall commence a proceeding to enforce any provisions of this Amendment, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

[Remainder of Page Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

Exhibit A

RELEASE

This Release (this "Release") is made as of October 18, 2009, by Michel Gruering, an individual having an address at Glion, Switzerland ("Gruering") in favor of Pashminadepotcom, Inc., a Florida corporation (the "Company").

WITNESSETH:

WHEREAS, as of the date hereof, SwissINSO S.A., a Swiss corporation ("SwissINSO"), is becoming a wholly-owned subsidiary of the Company pursuant to the terms and conditions of a Stock Purchase Agreement dated September 10, 2009 (the "Stock Purchase Agreement") among the Company, SwissINSO, Gruering and the other parties who are signatories thereto;

WHEREAS, as of June 30th 2009, SwissINSO is indebted to Gruering in the aggregate amount of $219,429 (the "Debt");

WHEREAS, the Company is willing to issue 1,097,145 shares of common stock (the "Shares") to Gruering in exchange for the cancellation of the Debt;

NOW, THEREFORE, for value received, and for other good and valuable consideration, receipt of which is hereby acknowledged, Gruering, intending to be legally bound by this Release, agrees as follows:

1. Release. In consideration for the issuance by the Company to Gruering of the Shares, Gruering and his agents, representatives, advisors, heirs, and direct and indirect affiliates and their respective successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release, and forever discharge the Company, SwissINSO and their respective employees, stockholders, officers, directors, agents, advisors, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the "Company Related Persons") of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney's fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the "Claims"), which any of the Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company or the Company Related Persons, related directly or indirectly to the Debt.

2. Representations and Warranties. Gruering agrees and acknowledges that the representations and warranties made by Gruering in Section 5.5 of the Stock Purchase Agreement are hereby incorporated herein by reference.

3. Non-Disparagement. Gruering hereby agrees that he shall not make any public disparaging statements concerning the Company or the Company Related Persons.

4. Miscellaneous.

(a) This Release shall in all respects be interpreted, enforced and governed under the laws of the Switzerland. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Releasors hereby waive any right to trial by jury which any of them may have in any action relating to this Release.

(b) Should any part, term or provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims by Releasors, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted. This Release sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims by Releasors, and may not be modified except by a signed writing.

(c) Gruering acknowledges and agrees that (a) he has not relied on any representations, promises, or agreements of any kind made to him in connection with its decision to accept the Release except for those set forth herein; (b) the Company advised him to consult an attorney before signing this Release, and that he has had the opportunity to consult with an attorney; (c) he does not feel that he is being coerced to sign this Release or that its signing would for any reason not be voluntary; and (d) he has thoroughly reviewed and understands the effects of this Release before signing it.

(d) This Release shall be binding upon each of Gruering and the Releasors and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the Company and each of the Company Related Persons.

(e) Gruering acknowledges and agrees that if he violates this Release by suing the Company or any of the Cornpany Related Persons, he agrees that he will pay all costs and expenses of defending against the suit incurred by the Company or any of the Company Related Persons, including attorneys' fees.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release on the day and year first written above

/s/ Michel Gruering
Michel Gruering